EXHIBIT 10.62

Amendment No. 3 to the 2002 Agreement between Discovery
Partners International, Inc and Pfizer Inc

Execution of this letter amendment (“Amendment No. 3”) between Pfizer Inc (“Pfizer”) and Discovery Partners International, Inc. (“DPI”), will serve to amend an agreement between the parties, effective as of January 5, 2002 (the “2002 Agreement”) as amended on June 20 and August 13, 2002 (such amendments being, respectively, “Amendment No. 1” and “Amendment No. 2” and, together with the 2002 Agreement, the “Agreement”).

Whereas, the Agreement provides for a program between DPI and Pfizer to design and provide Pfizer with protocols and procedures useful in the production of pharmacologically relevant compounds, and to prosecute said protocols and procedures to synthesize libraries of Pfizer exclusive compounds for Pfizer’s chemical files; and

Whereas, the parties now wish to further amend the Agreement, and

Now therefore, the parties agree as follows:

1       Scope of Amendment No.3. This Amendment No. 3 modifies and amends the Agreement only to the extent expressly specified herein. Unless expressly specified otherwise herein, all terms and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

2       Definitions. Capitalized terms used in this Amendment No. 3 shall have the same meanings as given in the Agreement.

3       Section 4. Solely for the purposes of Section 4 of the Agreement the term “Commitment Year 1” shall mean the period beginning on the Effective Date and ending on *** or such earlier date as *** Compounds have been delivered to Pfizer; and the term “Commitment Year 2” shall mean the period beginning at the end of Commitment Year 1 and ending on the second anniversary of the Effective Date.

4       Exhibit A, Schedule 4.1 (“Criteria for Library Production”) is amended under Subheading, “Identity and Purification Specs” by adding a new sentence after the existing third sentence, reading: “In the alternative, Compounds with purity assessed by HPLC analysis using UV detection at *** nM (“UV detection”) in which such detection method has a major component representing between *** and *** by integration of such chromatogram and (2) HPLC analysis with an orthogonal detector (Evaporative Light Scattering Detection or “ELSD”) in which such detection method has a major component representing at least *** by integration of such chromatogram.”

5      After giving effect to this Amendment No.3, Pfizer shall be deemed to have met its obligations for the 1st Commitment Year to supply the number of Protocols (and for each the 100% surplus of targeted number of library compounds contemplated by Schedule 4.1) and shall not be obligated to pay DPI any penalty amount or other amount with respect to Compounds delivered in, or with respect to the 1st Commitment Year, except for the per-Compound amount required by the Agreement to be paid for the Compounds actually delivered by DPI in, or with respect to, such 1st Commitment Year.

 ***    Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the “Mark”). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company’s Application Requesting Confidential Treatment under Rule 24b02 under the Securities Exchange Act of 1934.

If you agree to the terms and provisions hereof, please evidence your agreement by countersigning one of the two duplicate original copies of this letter and returning it to us.

Agreed: Discovery Partners International, Inc.		Agreed: Pfizer Inc
By:		By:

Name:	Riccardo Pigliucci	Name:	Dr. Edward D. Pagani

Title:	Chairman and CEO	Title:	Director, Strategic Alliances

Date:		Date:

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